Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies Revenue)

Monthly Sales ($, millions)
	2002	2003	2004	2005	2006	2007

January	25.9	26.2	29.2	32.1	32.6	66.8
February	25.2	28.6	28.7	30.6	33.6	61.3
March	23.7	28.0	31.5	33.2	33.9	61.5
April	26.6	28.5	31.3	34.1	36.8	66.0
May	26.5	28.8	30.3	32.8	34.2	67.7
June	26.7	28.6	29.6	33.8	42.1	67.1
July	27.5	29.6	32.4	33.3	60.9
August	29.0	30.0	31.4	35.0	64.2
September	29.3	29.9	31.9	36.6	66.2
October	26.8	28.8	30.2	31.7	58.9
November	25.8	28.3	30.7	32.8	57.1
December	26.1	27.1	32.1	32.3	62.6

12 Month Sales Rolling Average ($, millions)
	2002	2003	2004	2005	2006	2007

January	25.8	26.6	28.8	31.0	33.2	51.4
February	25.7	26.9	28.8	31.2	33.5	53.8
March	25.6	27.3	29.1	31.3	33.5	56.1
April	25.8	27.4	29.3	31.5	33.8	58.5
May	25.8	27.6	29.4	31.8	33.9	61.3
June	25.9	27.8	29.5	32.1	34.6	63.4
July	26.0	27.9	29.8	32.2	36.9
August	26.2	28.0	29.9	32.5	39.3
September	26.3	28.1	30.0	32.9	41.8
October	26.4	28.2	30.2	33.0	44.0
November	26.5	28.4	30.4	33.2	46.1
December	26.6	28.5	30.8	33.2	48.6